Exhibit 99.1

RadioShack Corporation and Subsidiaries
Segment Reporting
Reclassified to Reflect Discontinued Operations and Inclusion of Target Mobile in Other Category

(In millions)
	Q1	Q2	Six
	2011	2011	Months
Net sales and operating revenues:

U.S. RadioShack company-operated stores	$895.2	$797.8	$1,693.0

Other	122.2	144.1	266.3

	$1,017.4	$941.9	$1,959.3

Operating income:

U.S. RadioShack company-operated stores	$152.0	$137.1	$289.1

Other	1.6	(6.1)	(4.5)

	153.6	131.0	284.6

Unallocated	(88.5)	(82.1)	(170.6)

Operating income	65.1	48.9	114.0

Interest income	0.3	0.5	0.8
Interest expense	(9.7)	(10.9)	(20.6)
Other loss	(4.1)	0.0	(4.1)

Income from continuing operations before income taxes	$51.6	$38.5	$90.1

Exhibit 99.1

RadioShack Corporation and Subsidiaries
Segment Reporting
Reclassified to Reflect Discontinued Operations and Inclusion of Target Mobile in Other Category

(In millions)
	Q1	Q2	Q3	Q4	Year
	2010	2010	2010	2010	2010
Net sales and operating revenues:

U.S. RadioShack company-operated stores	$899.7	$873.9	$894.3	$1,140.3	$3,808.2

Other	92.0	88.4	107.7	169.5	457.6

	$991.7	$962.3	$1,002.0	$1,309.8	$4,265.8

Operating income:

U.S. RadioShack company-operated stores	$163.8	$161.5	$146.1	$204.0	$675.4

Other	10.6	8.9	10.5	7.8	37.8

	174.4	170.4	156.6	211.8	713.2

Unallocated	(91.5)	(79.8)	(76.8)	(114.9)	(363.0)

Operating income	82.9	90.6	79.8	96.9	350.2

Interest income	0.6	0.7	0.8	0.5	2.6
Interest expense	(9.9)	(10.7)	(10.4)	(10.9)	(41.9)

Income from continuing operations before income taxes	$73.6	$80.6	$70.2	$86.5	$310.9

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